Exhibit 16


                        [ARTHUR ANDERSEN LLP LETTERHEAD]


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

January 9, 2002

Dear Sir or Madam:

We have read the five paragraphs of Item 4 included in the Form 8-K, dated January 9, 2002, of Rural/Metro Corporation (Commission File Number: 0-22056) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                        With kind regards,


                                        /s/ Arthur Andersen LLP


Copy to: Jack E. Brucker, President and Chief Executive Officer
         Rural/Metro Corporation